EXHIBIT 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is entered into as of this 21st day of May, 2015 (the “First Amendment Date”), by and between BMR-ARDSLEY PARK LLC, a Delaware limited liability company (“Landlord”), and ACORDA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of June 23, 2011, as supplemented by that certain letter dated May 15, 2014 and amended by that certain letter dated September 11, 2014 (the “September Letter” and collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises from Landlord at 410, 420 and the Connector Building on Saw Mill River Road, Ardsley, New York and as of the Term Commencement Date for Initial 440 Expansion Premises (as defined in the September Letter), at 440 Saw Mill River Road, Ardsley, New York;

B. WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant certain additional premises, consisting of approximately seven hundred fourteen (714) square feet of Rentable Area, as shown in Exhibit A attached hereto (the “Existing Bridge Premises”) located in the existing pedestrian bridge that connects the second (2nd) floor of the 440 Building and the second (2nd) floor of the 410 Building (the “Existing Bridge”), pursuant to the terms and conditions of this First Amendment;

C. WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant certain additional premises, consisting of approximately four hundred fifty-two (452) square feet of Rentable Area, as shown in Exhibit B attached hereto (the “Corridor Premises”) located on the first (1st) floor of the 440 Building, pursuant to the terms and conditions of this First Amendment;

D. WHEREAS, Tenant desires to construct a new pedestrian bridge (the “New Bridge”) connecting the second (2nd) floor of the 420 Building and the Initial 440 Expansion Premises, consisting of approximately seven hundred fourteen (714) square feet of Rentable Area (the “New Bridge Premises”) and upon Substantial Completion (as defined below) of the New Bridge, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the New Bridge Premises, pursuant to the terms and conditions of this First Amendment;

E. WHEREAS, Landlord and Tenant desire to nullify Landlord’s obligation to construct that certain canopy at the shared entrance between the 430 Building and the 440 Building;

F. WHEREAS, Landlord and Tenant desire to correct erroneous Rentable Area references in the Existing Lease;

G. WHEREAS, Tenant desires to pay certain Real Estate Taxes which become due directly to the taxing authority, pursuant to the terms and conditions of this First Amendment;

H. WHEREAS, Tenant desires to modify Exhibit M of the Existing Lease; and

I. WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions.

1.1. For purposes of this First Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this First Amendment, is referred to collectively herein as the “Lease.”

1.2. Notwithstanding anything to the contrary in the Lease, the “Existing Bridge Commencement Date,” the “Corridor Commencement Date” and the Term Commencement Date for the Initial 440 Expansion Premises shall each be January 9, 2015.

1.3. Notwithstanding anything to the contrary in the Lease, the “Corridor Basic Annual Rent Commencement Date” and the Expansion Rent Commencement Date for the Initial 440 Expansion Premises shall each be April 12, 2015, subject to deferral (if any) as set forth in the September Letter.

2. Additional Premises.

2.1. Existing Bridge Premises.

(a) Effective as of the Existing Bridge Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Existing Bridge Premises for use by Tenant in accordance with the Permitted Use and no other uses.  From and after the Existing Bridge Commencement Date, the term “Premises,” as used in the Lease, shall include the Existing Bridge Premises.

(b) The Term with respect to the Existing Bridge Premises shall commence as of the Existing Bridge Commencement Date and end on the Term Expiration Date, subject to earlier termination of the Lease as provided therein.

(c) Tenant first occupied the Existing Bridge Premises for the Permitted Use on the Existing Bridge Commencement Date.

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(d) Landlord has completed the work described in Exhibit C attached hereto (the “Existing Bridge Landlord Work”).

(e) As of the Existing Bridge Commencement Date, all references in the Lease to the 410 Building shall mean the 410 Building together with the Existing Bridge.

2.2. Corridor Premises.

(a) Effective as of the Corridor Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Corridor Premises for use by Tenant in accordance with the Permitted Use and no other uses.  From and after the Corridor Commencement Date, the term “Premises,” as used in the Lease, shall include the Corridor Premises.

(b) The Term with respect to the Corridor Premises shall commence as of the Corridor Commencement Date and end on the Term Expiration Date, subject to earlier termination of the Lease as provided therein.

(c) Tenant first occupied the Corridor Premises for the Permitted Use on the Corridor Commencement Date.

(d) Landlord has completed the work (the “Corridor Landlord Work”) required of Landlord described in Exhibit D attached hereto.

2.3. New Bridge Premises.

(a) Effective on the New Bridge Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the New Bridge Premises for use by Tenant in accordance with the Permitted Use and no other uses.  From and after the New Bridge Commencement Date, the term “Premises,” as used in the Lease, shall include the New Bridge Premises.

(b) The Term with respect to the New Bridge Premises shall commence on the day (the “New Bridge Commencement Date”) that the work (the “New Bridge Improvements”) described in the New Bridge Work Letter attached hereto as Exhibit F is Substantially Complete (as defined in Section 4.1(b)) and end on the Term Expiration Date, subject to earlier termination of the Lease as provided in the Lease.  Tenant shall execute and deliver to Landlord written acknowledgment of the actual New Bridge Commencement Date within ten (10) days after Tenant takes occupancy of the New Bridge Premises for the Permitted Use, in the form attached as Exhibit E hereto.  Failure to execute and deliver such acknowledgment, however, shall not affect the New Bridge Commencement Date or Landlord’s or Tenant’s liability hereunder.  Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing agency, if applicable, of the New Bridge Premises required for the Permitted Use by Tenant shall not serve to extend the New Bridge Commencement Date.

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(c) As of the New Bridge Commencement Date, all references in the Lease to the 420 Building shall mean the 420 Building together with the New Bridge.

3. Rent.

3.1. Existing Bridge Premises.  Commencing as of the Existing Bridge Commencement Date, and continuing throughout the Term, Tenant shall pay to Landlord Operating Expenses and all other Additional Rent with respect to the Existing Bridge Premises.  Tenant shall have no obligation to pay Basic Annual Rent or a Property Management Fee for the Existing Bridge Premises.

3.2. Corridor Premises. Commencing as of the Corridor Basic Annual Rent Commencement Date, and continuing throughout the Term, Tenant shall pay to Landlord Basic Annual Rent and the Property Management Fee with respect to the Corridor Premises, and the term “Basic Annual Rent” shall include Basic Annual Rent for the Corridor Premises.  Commencing on the Corridor Commencement Date, and continuing throughout the Term, Tenant shall pay to Landlord Operating Expenses and all other Additional Rent (other than the Property Management Fee, which payment obligation commences on the Corridor Basic Annual Rent Commencement Date) with respect to the Corridor Premises.  The initial Basic Annual Rent for the Corridor Premises shall be Nineteen and 50/100 Dollars ($19.50) per square foot of Rentable Area of the Corridor Premises.  The Basic Annual Rent for the Corridor Premises shall be subject to an annual upward adjustment of two and one-half percent (2.5%) of the then-current Basic Annual Rent for the Corridor Premises.  The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Expansion Rent Commencement Date for the Initial 440 Expansion Premises, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

3.3. New Bridge Premises.  Commencing on the New Bridge Commencement Date, and continuing throughout the Term, Tenant shall pay to Landlord Basic Annual Rent, Operating Expenses, the Property Management Fee and all other Additional Rent with respect to the New Bridge Premises, and the term “Basic Annual Rent” shall include Basic Annual Rent for the New Bridge Premises.  The initial Basic Annual Rent for the New Bridge Premises shall be Zero Dollars ($0) per rentable square foot annually, subject to increase pursuant to Section 4.1.

3.4. Additional Rent.

(a) Section 6.4(a) of the Lease is hereby deleted in its entirety and replaced with the following: “(a) Tenant’s aggregate pro rata share as determined in accordance with Section 8.1 (“Tenant’s Pro Rata Share”), of Operating Expenses as provided in Article 8 for each of the Initial Premises, any Expansion Premises, the Existing Bridge Premises, the Corridor Premises and the New Bridge Premises, (in each case, without duplication).”

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(b) Effective upon the Term Commencement Date for the Initial 440 Expansion Premises, Section 6.4(b) of the Lease shall no longer apply and shall be of no further force or effect.

(c) Effective upon the Term Commencement Date for the Initial 440 Expansion Premises, the last two (2) sentences of Section 8.1(a) are hereby deleted in their entirety and replaced with the following:

“Subject to Real Estate Taxes being abated, deferred, subsidized, fixed, reduced or forgiven as stated above, in no event shall Tenant’s obligation for its allowable share of the same exceed the lower of (i) Tenant’s Pro Rata Share of the actual Real Estate Taxes and (ii) the annual sum (based on a calendar year, provided that, for the last calendar year (or portion thereof) of the Term, in the event the Term ends on a day other than the last day of such calendar year, then such annual sum shall be prorated for such period on the basis of the number of days of the Term in such calendar year) of (A) Five Hundred Thousand Dollars ($500,000) (the “Initial Premises Real Estate Tax Cap”) plus (B) Tenant’s Pro Rata Share (with respect to any Premises other than the Initial Premises) of the actual Real Estate Taxes (the “Real Estate Tax Cap”); provided, however, that if Tenant enters into a PILOT Agreement pursuant to Article 53, then Tenant shall be responsible for all payments in lieu of Real Estate Taxes assessed to it pursuant to such PILOT Agreement without regard to the limitations set forth in the immediately preceding sentence.  The Initial Premises Real Estate Tax Cap shall be increased on each anniversary of the Rent Commencement Date to equal the product of (1) the Initial Premises Real Estate Tax Cap immediately before such adjustment times (2) the greater of (aa) the CPI (as defined in Section 18.1) as of the date that is two (2) months before the date of such adjustment divided by the CPI as of the date that is fourteen (14) months before the date of such adjustment and (bb) one (1); and”

(d) Effective upon the Term Commencement Date for the Initial 440 Expansion Premises, the first (1st) sentence of Section 8.1(b) is hereby deleted in its entirety and replaced with the following:

“All other actual costs without duplication (the “CAM Pool Charges”) of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Project, including the Common Areas, properly allocable and pro-rated, if applicable, for the Premises, all as depicted in detail in Exhibit M.”

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(e) Effective upon the Term Commencement Date for the Initial 440 Expansion Premises, Section 8.2 of the Existing Lease is hereby deleted in its entirety and replaced with the following:

“8.2           Subject to Section 8.4, Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s reasonable good faith estimate of Tenant’s Pro Rata Share of Operating Expenses (except Real Estate Taxes, which shall be paid as set forth below), as applicable, for such month.  Subject to Section 8.4, Tenant shall pay to Landlord, as Additional Rent, Real Estate Taxes in accordance with the following process: (m) Tenant shall, no later than forty-five (45) days prior to the date that Real Estate Taxes are due to the applicable taxing authority, request in writing from Landlord Landlord’s good faith estimate (the “Tax Estimate”) of Tenant’s Pro Rata Share of Real Estate Taxes (subject (except in the case of Real Estate Taxes payable pursuant to a PILOT Agreement pursuant to Section 53 of this Lease, in which case Tenant shall be responsible for all payments in lieu of Real Estate Taxes assessed to it pursuant to such PILOT Agreement, without regard to the limitations set forth in this Section or Section 8.1(a) of this Lease) to the Real Estate Tax Cap), (n) Landlord shall, within fifteen (15) days after receipt of such request, provide Tenant with the Tax Estimate, (o) Tenant shall, within fifteen (15) days after receipt of the Tax Estimate, deliver to Landlord a check payable to the appropriate taxing authority in the amount of the Tax Estimate and (p) Landlord shall, no later than the date on which the Real Estate Taxes are due, pay all appropriate Real Estate Taxes to the applicable taxing authority, including by delivering Tenant’s check to the applicable taxing authority.  If Tenant does not timely perform its obligations pursuant to this Section, Landlord may (but shall not be required to) pay to the taxing authority any portion of the Tax Estimate not received from Tenant (but in no event shall Landlord make such payment prior to the date that is seven (7) days before such Real Estate Taxes are due; provided that, prior to such date, Tenant may cure any failure to timely deliver payment of the Tax Estimate to Landlord by delivering such payment to Landlord), in which case Tenant shall, in addition to all other remedies available to Landlord pursuant to this Lease, be liable to Landlord for and immediately pay to Landlord (as Additional Rent) the Tax Estimate, plus any additional taxes, fees or interest imposed by the taxing authority on the portion of Real Estate Taxes that equals the Tax Estimate, which taxes, fees or interest are due to the late payment of Tenant’s Tax Estimate, and Landlord shall not be liable to Tenant

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in the event Tenant is unable to receive any credit or other subsidy in connection with such Real Estate Taxes.  For the avoidance of doubt, (y) notwithstanding that Real Estate Taxes are paid in a manner different from all other Operating Expenses, the provisions of this Lease relating to Operating Expenses, including, without limitation, Sections 8.2(ii) and 8.3, shall apply to Real Estate Taxes as if Real Estate Taxes had been paid through Landlord, unless explicitly stated otherwise herein and (z) Tenant’s payment of Real Estate Taxes in accordance with this Section shall be included in any calculation in determining whether Tenant has satisfied its obligations under the Lease to pay its Pro Rata Share of Operating Expenses relating to Real Estate Taxes.

(i) The “Property Management Fee” shall equal 1.80% of the Basic Annual Rent (as the same may be increased pursuant to Section 6.1).

(ii) On or before the date that is ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days of receipt of Landlord’s statement of Tenant’s Pro Rata Share of Operating Expenses.  If Tenant does not receive a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for a given calendar year within two (2) years after the end of such calendar year, Landlord shall be deemed to have waived payment of such Operating Expenses for such calendar year, provided, however, such period does not apply to supplemental tax bills, which Landlord shall not be deemed to waive payment of, unless after such two (2) year period Landlord fails to submit such supplemental tax bill to Tenant within thirty (30) days of Landlord’s receipt thereof.  If the amounts paid by Tenant pursuant to this Section 8.2 exceed Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

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Any amount due under this Section 8.2 with respect to (A) the Property Management Fee or Operating Expenses (other than Real Estate Taxes) for any period that is less than a full month shall be pro-rated (based on a thirty (30)-day month) for such fractional month and (B) Real Estate Taxes for any period that is less than a full tax period shall be pro-rated for such fractional tax period.”

(f)  Notwithstanding Section 8.1(a)(ii)(B) of the Lease (as set forth in Section 3.4(c) of this First Amendment), for the calendar year 2015 only, and only for purposes of calculating the Real Estate Tax Cap, the Real Estate Tax Cap shall be calculated in part as if the Initial 440 Expansion Premises contained twelve thousand seven hundred two and one-half (12,702.5) square feet of Rentable Area.  Tenant shall remain responsible for all other Real Estate Taxes as set forth in Section 8.1(a) of the Lease (as modified by Section 3.4(c) of this First Amendment).

3.5. Cam Pools and Service Allocation Matrix.  Effective upon the Term Commencement Date for the Initial 440 Expansion Premises, Exhibit M of the Existing Lease is hereby deleted in its entirety and replaced with Exhibit M attached hereto.

4. Tenant Improvements.

4.1. New Bridge Improvements.

(a) Tenant shall cause the New Bridge Improvements to be constructed pursuant to the New Bridge Work Letter at Tenant’s sole cost and expense; provided that, subject to the terms and conditions of this First Amendment, Landlord shall reimburse Tenant for certain costs of the New Bridge Improvements in an amount not to exceed (i) One Hundred Fifty Thousand Dollars ($150,000) (the “Base New Bridge Allowance”) plus (ii) One Million Dollars ($1,000,000) (the “Additional New Bridge Allowance”).  The Base New Bridge Allowance, together with the Additional New Bridge Allowance shall be referred to herein as the “New Bridge Allowance.”  The New Bridge Allowance may be applied to the costs of (m) construction, (n) commissioning of mechanical, electrical and plumbing systems by a licensed commissioning agent hired by Tenant, (o) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (p) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the New Bridge Improvements, (q) costs and expenses for labor, material, equipment and fixtures, (r) Tenant’s third-party project manager (provided such costs in (r) shall not exceed Forty Thousand Dollars ($40,000)) and (s) insurance in connection with the construction of the New Bridge Improvements.  In no event shall the New Bridge Allowance be used for (w) the cost of construction or other work, in either case that is not authorized by the Approved Plans (as defined in the New Bridge Work Letter) or otherwise approved in writing by Landlord, (x) payments to Tenant or any affiliates of Tenant, (y) the purchase of any furniture, personal property or other non-building system equipment or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).  Landlord shall (at Tenant’s sole cost and expense) reasonably cooperate with Tenant in good faith to permit Tenant to perform the New

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Bridge Improvements from and after the First Amendment Date, including providing Tenant with access to portions of the Buildings outside of the Premises as reasonably necessary for the completion of the New Bridge Improvements.

(b) Landlord shall not be obligated to disburse or expend any portion of the (i) New Bridge Allowance until the New Bridge Improvements are Substantially Complete (as defined below in this Section) or (ii) Additional New Bridge Allowance until Landlord shall have received from Tenant a letter in the form attached as Exhibit G hereto executed by an authorized officer of Tenant.  In no event shall any unused New Bridge Allowance entitle Tenant to a credit against Rent payable under the Lease.  With respect to the New Bridge Improvements, the term “Substantial Completion” and “Substantially Complete” means that Tenant has (A) completed all of the New Bridge Improvements identified in the Approved Plans (as defined in the New Bridge Work Letter) in substantial accordance with such Approved Plans, as evidenced by a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor, subject in each case only to Tenant’s failure to complete (i) minor and insubstantial details of construction (the “New Bridge Punchlist Items”) and (ii) items that cannot or should not be completed during the time of year that Tenant performs the appropriate portion of the New Bridge Improvements (for example, the commissioning and testing of air conditioning and cooling systems during the winter months, the commissioning and testing of heating systems during the summer months, or the installation of landscaping during the winter months) the “New Bridge Seasonal Items”); (B) received a temporary or permanent certificate of occupancy for the New Bridge Premises from the applicable Governmental Authority(ies); (C) furnished to Landlord a commissioning report (except with respect to New Bridge Seasonal Items) prepared by a licensed commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems.  For purposes of clarity, any disbursement of the New Bridge Allowance is subject to the requirements of the New Bridge Work Letter.  Disagreements regarding Substantial Completion relating to the New Bridge Improvements shall be resolved by the Neutral Architect in accordance with Section 4.2(h) of the Lease.

(c) Notwithstanding anything to the contrary, Landlord shall retain ten percent (10%) of the New Bridge Allowance (the “New Bridge Retainage”) until such time as the New Bridge Improvements are Finally Complete (as defined in the New Bridge Work Letter).  Upon Final Completion (as defined in the New Bridge Work Letter) of the New Bridge Improvements in accordance with the provisions of the New Bridge Work Letter, Landlord shall release the New Bridge Retainage to Tenant in accordance with Section 6.3 of the New Bridge Work Letter.

(d) Basic Annual Rent for the New Bridge Premises shall be increased by an amount equal to the product of (i) seven and one-half percent (7.5%) and (ii) the amount of the Additional New Bridge Allowance requested by Tenant and actually disbursed by Landlord to Tenant; provided, however, that the figure in clause (i) above shall be increased by 0.014% per day for each day of delay beyond the initial Additional New Bridge Allowance Deadline (i.e., January 31, 2016) as a result of Force Majeure or Unknown Condition Delay (as defined below).  The amount by which Basic Annual Rent for the New Bridge Premises shall be increased (if at all) shall be determined as of the date that Landlord disburses the portion of the Additional New

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Bridge Allowance applicable to Substantial Completion (as defined in Section 4.1(b)) of the New Bridge Improvements (provided that, any such increase in Basic Annual Rent shall be effective as of the New Bridge Commencement Date) and, if such determination does not reflect use by Tenant of all of the Additional New Bridge Allowance, shall be determined again as of the Additional New Bridge Allowance Deadline (as defined below), with Tenant paying (on the next succeeding day that Basic Annual Rent is due under the Lease (the “Additional New Bridge Allowance True-Up Date”)) any underpayment of the further adjusted Basic Annual Rent for the New Bridge Premises for the period beginning on the New Bridge Commencement Date and ending on the Additional New Bridge Allowance True-Up Date.  If Basic Annual Rent for the New Bridge Premises has been increased pursuant to this Section, then Basic Annual Rent for the New Bridge Premises shall be subject to an annual upward adjustment of two and one-half percent (2.5%) of the then-current Basic Annual Rent for the New Bridge Premises.  The first such adjustment shall become effective commencing on that certain annual anniversary of the Rent Commencement Date first occurring after the New Bridge Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

(e) Notwithstanding anything to the contrary in this First Amendment, if the (i) New Bridge Improvements are not Substantially Completed (as defined in Section 4.1(b)) by January 31, 2016 (as such date may be extended on a day-for-day basis as the result of any Force Majeure delay and any Unknown Condition Delay (in each case, subject to the Extension Cap, as defined below) and any Landlord Delay, the “Additional New Bridge Allowance Deadline”), Landlord’s obligation to fund the Additional New Bridge Allowance shall automatically expire, (ii) New Bridge Improvements are not Substantially Completed (as defined in Section 4.1(b)) by July 31, 2016 (as such date may be extended on a day-for-day basis as the result of any Force Majeure delay and any Unknown Condition Delay (in each case, subject to the Extension Cap, as defined below) and any Landlord Delay, the “New Bridge Deadline”), Landlord’s obligation to fund the Base New Bridge Allowance shall automatically expire and (iii) New Bridge Improvements are not Substantially Completed (as defined in Section 4.1(b)) by the New Bridge Deadline, then Landlord shall have the option (but not the obligation) to (A) require Tenant (at Tenant’s sole cost and expense) to remove any New Bridge Improvements and restore the 420 Building and the 440 Building to their respective conditions that existed prior to commencement of the New Bridge Improvements, (B) remove any New Bridge Improvements and restore the 420 Building and the 440 Building to their respective conditions that existed prior to commencement of the New Bridge Improvements or (C) take over construction of the New Bridge or any portion thereof.  In the event Landlord chooses the option described in clause (B) or (C) above, Tenant shall pay Landlord (as Additional Rent) within ten (10) days after demand therefor, the sum of (1) any and all costs and expenses actually and reasonably incurred by Landlord to perform such work plus (2) the product of (aa) the amount described in Subsection 4.1(e)(1) and (bb) ten percent (10%).  Tenant acknowledges and agrees that such work may be noisy and disruptive and may prevent Tenant from accessing and/or using some or all of the Premises within the 420 Building and the 440 Building; provided, however, that Landlord shall diligently endeavor to perform such work in such a manner so as to cause as little noise, disruption or inaccessibility as is reasonably possible.  In furtherance of the foregoing, in no event shall performance of any such work (X) cause Rent to abate under the Lease, (Y) give rise

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to any claim by Tenant for damages or (Z) constitute a forcible or unlawful entry, a detainer or an eviction of Tenant.  Further, if Landlord chooses the option described in clause (C) above, then (xx) Tenant shall promptly deliver to Landlord any and all plans, specifications and construction documents prepared by or for Tenant, (yy) Tenant shall assign and convey to Landlord, without further consideration, all of Tenant’s rights and interest in any and all such plans and specifications to complete the New Bridge Improvements and (zz) the “New Bridge Commencement Date” shall be the day that Landlord tenders possession of the New Bridge Premises to Tenant.

(f) For purposes of this Section 4.1 only, “Landlord Delay” means any delay in Tenant’s prosecution of the New Bridge Improvements caused by any of the following, to the extent that such circumstance actually delays Substantial Completion of the New Bridge Improvements beyond the Additional New Bridge Allowance Deadline or New Bridge Deadline, as applicable (and as determined (in case of a dispute between the parties) by the Neutral Architect, whose determination shall be final and binding upon the parties): (i) Landlord’s requests for changes in New Bridge Improvements contrary to Landlord’s rights to do so under the New Bridge Work Letter; and (ii) Landlord’s delay in responding to any inquiries or requests from Tenant for approvals from Landlord relating to the New Bridge Improvements beyond the time periods set forth under this First Amendment and in the New Bridge Work Letter.  For purposes of this Section 4.1 only, an “Unknown Condition Delay” shall mean a delay in Tenant’s prosecution of the New Bridge Improvements caused by conditions at the Project site that are unknown physical conditions of an unusual nature that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for pursuant to this First Amendment (“Unknown Conditions”), to the extent that such Unknown Conditions actually delay Substantial Completion of the New Bridge Improvements beyond the Additional New Bridge Allowance Deadline or New Bridge Deadline, as applicable (and as determined (in case of a dispute between the parties) by the Neutral Architect, whose determination shall be final and binding upon the parties); provided, however, that in no event shall the presence of mold or asbestos discovered at the Project in connection with the New Bridge Improvements be deemed to be an Unknown Condition that gives rise to an Unknown Condition Delay; provided, further, that notwithstanding anything in the Lease to the contrary, any removal and abatement of asbestos discovered or uncovered as a result of the New Bridge Improvements shall be Tenant’s sole responsibility as set forth in Section 6.  In the event any mold is discovered as a result of the New Bridge Improvements, unless such mold was introduced by Tenant, Landlord, at its cost and expense, shall be responsible for such removal and abatement.  For purposes of this Section 4.1, in no event will the Additional New Bridge Allowance Deadline or the New Bridge Deadline be extended by more than eight (8) months in the aggregate as a result of any Force Majeure and any Unknown Condition Delay (the “Extension Cap”).

(g) Tenant shall be responsible to pay Landlord, as Additional Rent, the cost of Tenant’s consumption of power, water, and other utility services used in connection with Tenant’s performance of the New Bridge Improvements.  Landlord shall make available without charge to Tenant upon Tenant’s reasonable request a reasonable amount of “parking,” “staging” and “lay-down” areas in reasonable proximity to the New Bridge Improvements to facilitate the

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New Bridge Improvements.  Tenant shall: (i) maintain such area in a neat, organized, and safe manner; and (ii) comply with Landlord’s reasonable requirements regarding security, safety, additional insurance, access controls, appearance, and scheduling of deliveries.

(h) Tenant shall be solely responsible for the cost to repair any and all damage caused to the Buildings (including such Buildings’ systems) by Tenant, Tenant’s contractors or subcontractors, or any of their respective employees, agents or representatives arising out of the prosecution of the New Bridge Improvements.

(i) In no event shall Tenant be obligated to use any portion of the New Bridge Allowance; provided, however, unless Landlord elects otherwise in accordance with Section 4.1(e), Tenant shall cause the New Bridge Improvements to be constructed in accordance with this Amendment and the New Bridge Work Letter, and upon Final Completion thereof, shall provide to Landlord the documentation and comply with the obligations described in the definition of “Final Completion” set forth in Section 3 of the New Bridge Work Letter, regardless of whether Tenant uses any portion of the New Bridge Allowance and in the same fashion as if Tenant needed to satisfy such conditions and provide such documentation in order to receive the New Bridge Allowance from Landlord.

4.2. Corridor Improvements.  Landlord shall make available to Tenant a tenant improvement allowance of up to Twenty-Five Thousand Dollars ($25,000) (the “Corridor Allowance”) in order to fund improvements (the “Corridor Improvements”) to the Corridor Premises consistent with the Permitted Use.  The Corridor Improvements shall include demising the Corridor Premises such that the Corridor Premises functions as a fire rated egress pathway from the south stairwell on the first (1st) floor of the 440 Building to the southwest exterior door of the 440 Building.  The Corridor Improvements shall be performed by Tenant and shall be subject to the applicable terms of the Lease and the Work Letter as if the Corridor Improvements were (a) a Phase and (b) Expansion Premises Tenant Improvements.  The Corridor Allowance shall be in addition to the Expansion TI Allowance, but shall be deemed to be a part of the Expansion TI Allowance and shall be subject to the terms and conditions of the Lease and the Work Letter applicable to the Expansion TI Allowance (including the Disbursement Conditions); provided, however, that (y) Tenant’s use of the Corridor Allowance shall not increase Basic Annual Rent as provided in Section 6.1(a) of the Lease and (z) the Corridor Allowance may be applied by Tenant only toward permitted costs and expenses (as set forth in Section 5.5 of the Lease, except that Section 5.5(g) shall not be applicable to the Corridor Allowance) relating to the Corridor Improvements.  For purposes of clarity, but subject to Section 4.4, Tenant shall be solely responsible for the cost of the Corridor Improvements to the extent such cost is in excess of the Corridor Allowance.  Landlord shall reasonably cooperate with Tenant in good faith to permit Tenant to perform the Corridor Improvements, including providing Tenant with access to portions of the Buildings outside of the Premises as necessary for the completion of the Corridor Improvements.

4.3. Existing Bridge Improvements.  In connection with the Expansion Premises Tenant Improvements for the Initial 440 Expansion Premises and the Corridor Improvements, Tenant may construct improvements (the “Existing Bridge Improvements”) to the Existing

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Bridge Premises consistent with the Permitted Use.  The Existing Bridge Improvements shall be performed by Tenant and shall be subject to the applicable terms of the Lease and the Work Letter as if the Existing Bridge Improvements were Expansion Premises Tenant Improvements.  Subject to Section 4.4, Tenant shall be solely responsible for the entire cost of the Existing Bridge Improvements.

4.4. Use of Allowances.  Notwithstanding anything to the contrary in the Lease, the Expansion TI Allowance for the Initial 440 Expansion Premises and the Corridor Allowance may be used by Tenant for the Expansion Premises Tenant Improvements for the Initial 440 Expansion Premises, the Corridor Improvements or the Existing Bridge Improvements, or any combination thereof.

5. Curtainwall Punchlist.  The remaining Punchlist Items in connection with the work set forth in Section 1(f) of Exhibit N of the September Letter is attached hereto as Exhibit I (the “Curtainwall Punchlist”).  Landlord shall diligently endeavor to cause its contractor to complete the Curtainwall Punchlist by July 15, 2015, subject to extension as a result of Force Majeure and Tenant Delay.  Landlord shall use reasonable efforts to perform or cause to be performed the Curtainwall Punchlist in a manner so as to cause as little interference with Tenant as is reasonably possible.

6. Condition of Premises.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Existing Bridge Premises, the Corridor Premises or the New Bridge Premises (including the condition of the Buildings or the Project as it relates to the constructability of or suitability for the New Bridge Improvements) or with respect to the suitability of the Existing Bridge Premises, the Corridor Premises or the New Bridge Premises for the conduct of Tenant’s business.  Tenant acknowledges that (a)(i) it is fully familiar with the condition of the Existing Bridge Premises and the Corridor Premises, (ii) it is generally familiar with the condition of the Buildings and the Project as it relates to the constructability of or suitability for the New Bridge Improvements and (iii) as of the New Bridge Commencement Date, will be fully familiar with the condition of the New Bridge Premises and, notwithstanding anything in the Lease to the contrary, agrees (A) that it took the Existing Bridge Premises in its condition “as is” as of the Existing Bridge Commencement Date, (B) to take the New Bridge Premises in its condition “as is” as of the first day of the New Bridge Commencement Date and (C) that it took the Corridor Premises in its condition “as is” as of the Corridor Commencement Date, (b) Landlord shall have no obligation to alter, repair or otherwise prepare any portion of the Existing Bridge Premises, the Corridor Premises or the New Bridge Premises for Tenant’s occupancy or to pay for any improvements to the Existing Bridge Premises, the Corridor Premises or the New Bridge Premises, except as may be expressly provided in this First Amendment or set forth in the Lease and (c) Tenant accepts the condition of the Buildings and the Project (as it relates to the constructability of or suitability for the New Bridge Improvements) in their condition “as is” as of the First Amendment Date.  Tenant’s taking of possession of the Existing Bridge Premises, the Corridor Premises or the New Bridge Premises, as applicable, shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Existing Bridge Premises, the Corridor Premises or the New Bridge Premises, as applicable, were at such time in good, sanitary and satisfactory

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condition and repair.  Tenant, at its sole cost and expense, shall remediate or remove any asbestos that is discovered or uncovered as a result of Tenant’s construction of the New Bridge Improvements in accordance with, and to the extent required by, Applicable Laws.  Tenant assumes responsibility for the condition of the Buildings and the Project as each relates to the constructability of and suitability for the New Bridge Improvements (and, for the sake of clarity, Landlord has no obligation to alter, repair or otherwise prepare any portion of the Building or the Project for the sole purpose of making it suitable for the New Bridge Improvements); provided, however, in no event shall Tenant be responsible (except through Operating Expenses if permitted under the Lease) for any condition of the Building or the Project that would have existed regardless of the construction of the New Bridge Improvements and for which Tenant is not otherwise responsible under any other provision of the Lease; provided, further, that Tenant shall be responsible to remedy any non-compliance with Applicable Laws, to the extent such non-compliance would not have existed but for the construction of the New Bridge Improvements.

7. Early Access to Existing Bridge Premises and Corridor Premises.  Tenant acknowledges that it has had access to the Existing Bridge Premises and the Corridor Premises from and after October 15, 2014 in order to begin construction of certain improvements within the Existing Bridge Premises and the Corridor Improvements.  For purposes of clarity, in addition to any other Tenant Delay, the term “Tenant Delay,” as used in the Lease shall include any delay in Landlord’s prosecution of Landlord’s Work for the Initial 440 Expansion Premises or the Existing Bridge Landlord Work caused by Tenant’s exercise of its early access rights set forth in this paragraph, to the extent that such circumstance actually delays Substantial Completion of Landlord’s Work for the Initial 440 Expansion Premises or the Existing Bridge Landlord Work, as applicable, beyond the date when Substantial Completion would have otherwise occurred (as determined by the Neutral Architect if Landlord and Tenant disagree and whose determination shall be final and binding upon the parties).  Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 22 of the Lease are in effect with respect to the Existing Bridge Premises and the Corridor Premises, and such entry shall be subject to all the terms and conditions of the Lease, other than the payment of Basic Annual Rent and Tenant’s Pro Rata Share of Operating Expenses (in both cases, with respect to the Existing Bridge Premises and the Corridor Premises only).

8. Canopy.  Notwithstanding anything in the Lease to the contrary, Landlord shall not be required to construct the Canopy and any and all prior obligations to construct the Canopy (whether set forth in the September Letter, Exhibit N to the Lease or otherwise) shall be null and void and of no further force or effect.

9. Rentable Area and Pro Rata Shares.

9.1. Notwithstanding anything in the Existing Lease to the contrary, the Rentable Area (expressed in rentable square feet) and Tenant’s Pro Rata Shares shall be as set forth below:

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Definition or Provision	Means the Following
Rentable Area of Buildings (prior to the Term Commencement Date for the Initial 440 Expansion Premises/Existing Bridge Commencement Date/Corridor Commencement Date)	71,084 for 410 Building 58,145 for 420 Building 8,939 for Connector Building 72,517 for the 430 Building 47,355 for 440 Building
Rentable Area of Buildings (as of the Term Commencement Date for the Initial 440 Expansion Premises/Existing Bridge Commencement Date/Corridor Commencement Date)	71,798 for 410 Building 58,145 for 420 Building 8,939 for Connector Building 72,517 for the 430 Building 47,355 for 440 Building
Rentable Area of Buildings (as of the New Bridge Commencement Date)	71,798 for 410 Building 58,859 for 420 Building* 8,939 for Connector Building 72,517 for the 430 Building 47,355 for 440 Building
Rentable Area of Existing Project (prior to Existing Bridge Commencement Date)	258,040
Rentable Area of Existing Project (as of Existing Bridge Commencement Date)	258,754
Rentable Area of Existing Project (as of New Bridge Commencement Date)	259,468*
Tenant’s Pro Rata Share of Buildings (prior to the Term Commencement Date for the Initial 440 Expansion Premises/Existing Bridge Commencement Date/Corridor Commencement Date)	100% of 410 Building 100% of 420 Building 100% of Connector Building 0% of 430 Building 0% of 440 Building
Tenant’s Pro Rata Share of Buildings (as of the Term Commencement Date for the Initial 440 Expansion Premises/Existing Bridge Commencement Date/Corridor Commencement Date)	100% of 410 Building 100% of 420 Building 100% of Connector Building 0% of 430 Building 54.60% of 440 Building**

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Definition or Provision	Means the Following
Tenant’s Pro Rata Share of Buildings (as of the New Bridge Commencement Date)	100% of 410 Building 100% of 420 Building 100% of Connector Building 0% of 430 Building 54.60% of 440 Building**
Tenant’s Pro Rata Share of the Project (prior to the Term Commencement Date for the Initial 440 Expansion Premises/Existing Bridge Commencement Date/Corridor Commencement Date)	53.55%
Tenant’s Pro Rata Share of the Project (as of the Term Commencement Date for the Initial 440 Expansion Premises/Existing Bridge Commencement Date/Corridor Commencement Date)	63.67%
Tenant’s Pro Rata Share of the Project (as of the New Bridge Commencement Date)	63.77%*

* Subject to adjustment based upon the Rentable Area of the New Bridge Premises as of the New Bridge Commencement Date.

** Notwithstanding the foregoing, to the extent that Tenant is the only tenant leasing space in the 440 Building, Tenant’s Pro Rata Share of the 440 Building (for purposes of calculating Operating Expenses) shall be deemed to be 100%.

9.2. For purposes of clarity, since Tenant’s Pro Rata Share for the 410 Building is 100%, as of the Existing Bridge Commencement Date, Tenant’s Pro Rata Share for the Existing Bridge shall also be 100%.

9.3. For purposes of clarity, since Tenant’s Pro Rata Share for the 420 Building is 100%, as of the New Bridge Commencement Date, Tenant’s Pro Rata Share for the New Bridge shall also be 100%.

9.4. To the extent Tenant is the only tenant leasing space in the 440 Building and no other party (including Landlord) is performing improvements in the 440 Building in preparation for a new tenant, Tenant shall be responsible for the cost of all utilities supplied to the 440 Building.  To the extent any such costs fall outside of Operating Expenses, Tenant shall pay such amount to Landlord as Additional Rent upon Landlord’s demand.

10. Surrender Premises.

10.1. If, as of the Expansion Option Termination Date, Tenant has not exercised its Expansion Option with respect to the entire first (1st) floor of the 440 Building, then, Landlord

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shall have the option (but not the obligation) (the “Surrender Option”) to require Tenant to surrender the Corridor Premises to Landlord by providing Tenant with ninety (90) days prior written notice (the “Surrender Notice”).  In the event Landlord provides the Surrender Notice, Tenant shall surrender the Corridor Premises to Landlord prior to 11:59 p.m. Eastern Time on the day (the “Corridor Premises Expiration Date”) that is ninety (90) days after Landlord’s delivery of the Surrender Notice in the condition required by the Lease for, and in accordance with the terms of the Lease with respect to, surrendering Premises, including Section 19.2 of the Lease (collectively, the “Surrender Requirements”).  The Term of the Lease with respect to the Corridor Premises only shall expire on the Corridor Premises Expiration Date.  Commencing on the later of (q) the Corridor Premises Expiration Date and (r) the day (the “Surrender Effective Date”) that Tenant actually surrenders the Corridor Premises to Landlord in accordance with the Surrender Requirements, (y) the Lease with respect to the Corridor Premises only shall terminate and neither Landlord nor Tenant shall have any further obligations or liabilities to the other under the Lease with respect to the Corridor Premises, except for (i) such obligations or liabilities that expressly survive the expiration or termination of the Lease and (ii) Landlord’s rights to any unpaid balance of Tenant and (z) the term “Premises,” as defined in the Lease, shall no longer include the Corridor Premises.

10.2. In addition, in the event Landlord exercises the Surrender Option, Tenant shall be responsible for paying the reasonable out-of-pocket costs and expenses actually incurred by Landlord to (a) design and construct any additional ingress or egress pathways in, to or from the 440 Building that are required by any Applicable Law and related to Tenant’s occupancy of the Initial 440 Expansion Premises, (b) procure and install either (in Landlord’s sole discretion) a separate electric meter or an electric submeter to measure the electricity supplied to the first (1st) floor of the 440 Building and (c) demolish any improvements installed in the Corridor Premises by or on behalf of Tenant (including the Corridor Improvements) and restore the Corridor Premises to substantially the same condition it was in prior to installation of any improvements installed in the Corridor Premises by or on behalf of Tenant (including the Corridor Improvements), and in each case shall pay Landlord for such reasonable out-of-pocket costs and expenses actually incurred by Landlord upon Landlord’s demand.

11. Sales Tax Exemption.  Landlord and Tenant acknowledge that Tenant has provided to Landlord a Certificate (the “440 Exemption Certificate”) issued to Tenant by the Westchester County IDA with respect to the second (2nd) floor of the 440 Building.  Landlord will cooperate (at Tenant’s sole cost and expense) with Tenant so as to ensure compliance with the requirements of the IDA Documentation regarding any use of the 440 Exemption Certificate, including but not limited to any required reporting of purchases.  Within sixty (60) days after final completion (as reasonably determined by Landlord) of Landlord’s Work for the Initial 440 Expansion Premises, Landlord, in consultation with Tenant, shall reconcile and reach agreement on the aggregate amount of sales and use tax exemption actually achieved as a direct result of any use of the 440 Exemption Certificate and within thirty (30) days thereafter, Landlord shall deliver a check, payable to Tenant, in such agreed upon amount.  In the event Landlord and Tenant are unable to timely reach agreement, the dispute shall be determined by arbitration under Article 50 of the Existing Lease.

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12. Early Termination Option.  Section 41.1(c) of the Lease is hereby deleted in its entirety and replaced with the following:

“(c)           On the last business day before the Early Termination Date, Tenant shall pay Landlord an amount equal to the unamortized portion (as of the Early Termination Date) of the sum of, (i) all amounts paid as commissions to any brokers in connection with this Lease (and any other lease transaction between Landlord and Tenant after the Effective Date of this Lease) and (ii) the Base TI Allowance, any Expansion TI Allowance (excluding the 440-02 MEP Allowance and the Corridor Allowance) and any Additional New Bridge Allowance.  For purposes of this Section 41.1(c), amortization of any amounts which are to be amortized shall be determined utilizing an interest rate of nine percent (9%) per annum based on the remaining principal balance which would be reducing over the Term utilizing equal monthly payments of interest and principal; and”

13. Insurance.  For purposes of Tenant’s insurance obligations under Article 22 of the Existing Lease, the Existing Bridge Premises, the Corridor Premises and the New Bridge Premises shall each be deemed to be a Phase.  Further, Tenant shall maintain the insurance required of Tenant pursuant to Section 22.1 of the Lease as if the New Bridge Improvements were Tenant Improvements.

14. Expansion Premises.  For purposes of Sections 9.2 and 18.5 of the Lease and Articles 13 and 44 of the Lease, the term “Expansion Premises” shall be deemed to include the Existing Bridge Premises (from and after the Existing Bridge Commencement Date), the Corridor Premises (from and after the Corridor Commencement Date) and the New Bridge Premises (from and after the New Bridge Commencement Date).

15. Tenant Improvements.  For purposes of Section 18.8 of the Lease, the phrase “Tenant Improvements made pursuant to the Work Letter” shall be deemed to include the New Bridge Improvements and for purposes of Sections 5.6, 5.9, 21.1, 24.3, 42.1, 44.1, 48.4 and 53(a)(iv) of the Lease, the term “Tenant Improvements” shall be deemed to include the New Bridge Improvements.

16. No Default.

16.1. Tenant represents, warrants and covenants that, to the best of Tenant’s actual knowledge (without investigation or inquiry), Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.  For purposes herein, Tenant’s knowledge shall mean the actual knowledge (without investigation or inquiry) of David Lawrence or Susan Veres.  Notwithstanding the foregoing, neither David Lawrence nor Susan Veres shall have any personal liability with respect to any

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matters set forth in this First Amendment or the Lease, including any of Tenant’s representations and/or warranties herein or in the Lease.

16.2. Landlord represents, warrants and covenants that, to the best of Landlord’s actual knowledge (without investigation or inquiry), Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.  For purposes herein, Landlord’s knowledge shall mean the actual knowledge (without investigation or inquiry) of Laura Woznitski or Thomas Brennan.  Notwithstanding the foregoing, neither Laura Woznitski nor Thomas Brennan shall have any personal liability with respect to any matters set forth in this First Amendment or the Lease, including any of Landlord’s representations and/or warranties herein or in the Lease.

17. Notices.  Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Acorda Therapeutics, Inc.
420 Saw Mill River Road
Ardsley, New York  10502
Attention: President and CEO
Attention: General Counsel;

with a copy to:

Acorda Therapeutics, Inc.
420 Saw Mill River Road
Ardsley, New York  10502
Attention: Chief of Business Operations.

18. Effect of First Amendment.  Except as modified by this First Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this First Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.  From and after the date hereof, the term “Lease” as used in the Lease shall mean the Existing Lease, as modified by this First Amendment.

19. Successors and Assigns.  Each of the covenants, conditions and agreements contained in this First Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

20. Miscellaneous.  This First Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this First Amendment are inserted and included solely for convenience and shall not be

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considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Landlord or Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

21. Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this First Amendment on behalf of Tenant have the power, authority and legal capacity to sign this First Amendment on behalf of and to bind Tenant.  Landlord guarantees, warrants and represents that the individual or individuals signing this First Amendment on behalf of Landlord have the power, authority and legal capacity to sign this First Amendment on behalf of and to bind Landlord.

22. Counterparts; Facsimile and PDF Signatures.  This First Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this First Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date and year first above written.

LANDLORD:

BMR-ARDSLEY PARK LLC,
a Delaware limited liability company

By:           /s/Kevin M. Simonsen
Name:      Kevin M. Simonsen
Title:         Sr. VP, Real Estate Legal

TENANT:

ACORDA THERAPEUTICS, INC.,
a Delaware corporation

By:           /s/ Ron Cohen
Name:      Ron Cohen
Title:         President and CEO

EXHIBIT A

EXISTING BRIDGE PREMISES

440
PROPOSED BRIDGE
EXISTING BRIDGE
410
420
Existing Bridge Premises

EXHIBIT B

CORRIDOR PREMISES

EXHIBIT C

EXISTING BRIDGE LANDLORD WORK

Landlord shall perform the following work with respect to the Existing Bridge:

1.	Repair any missing or damaged caulk joints, glazed units and associated metal coping in the existing curtainwall of the Existing Bridge.

EXHIBIT D

CORRIDOR LANDLORD WORK

Landlord shall perform the following work to the 440 Building:

1.
Modifications to the existing stairwell from the second (2nd) floor of the 440 Building to the first (1st) floor of the 440 Building such that the lighting and fire protection and life safety systems within the stairwell comply (as of the Corridor Commencement Date) with the applicable building code.

EXHIBIT E

ACKNOWLEDGEMENT OF NEW BRIDGE COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF NEW BRIDGE COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [_______], 20[__], with reference to that certain First Amendment to Lease (the “First Amendment”) dated as of [______], 2014, by ACORDA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), in favor of BMR-ARDSLEY PARK LLC, a Delaware limited liability company (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the First Amendment.

Tenant hereby confirms the following:

1. Tenant accepted possession of the New Bridge Premises for the installation of personal or other property on [_______], 20[__], and for use in accordance with the Permitted Use on [_______], 20[__].

2. The New Bridge Improvements are Substantially Complete (as defined in Section 4.1(b) of the First Amendment).

3. In accordance with the provisions of Section 2.3(b) of the First Amendment, the New Bridge Commencement Date is [_______], 20[__].

4. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the New Bridge Premises commenced to accrue on [_______], 20[__], with Basic Annual Rent with respect to the New Bridge Premises payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[__]/[__]/[__]-[__]/[__]/[__]	[ ]	$[_______] [monthly][OR][annually]	[ ]	[ ]

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E-1

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of with respect to the New Bridge Commencement Date as of the date first written above.

TENANT:
ACORDA THERAPEUTICS, INC.,
a Delaware corporation

By:
Name:
Title:

E-3

EXHIBIT F

NEW BRIDGE WORK LETTER

This New Bridge Work Letter (this “New Bridge Work Letter”) is made and entered into as of the 21st day of May, 2015, by and between BMR-ARDSLEY PARK LLC, a Delaware limited liability company (“Landlord”), and ACORDA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain First Amendment to Lease dated as of May 21, 2015 (the “First Amendment”), by and between Landlord and Tenant for the Premises located at 410, 420, 440 and the Connector Building on Saw Mill River Road, Ardsley, New York.  All capitalized terms used but not otherwise defined herein shall have the meanings given them in the First Amendment.  Any reference herein to “Substantial Completion” or “Substantially Complete” shall have the meaning given to them in Section 4.1(b) of the First Amendment.

1. General Requirements.

1.1. Authorized Representatives.

(a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Thomas Brennan as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this New Bridge Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this New Bridge Work Letter or the Lease.  Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative.  Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b) Tenant designates, as (“Tenant’s Authorized Representative”), (i) Susan Veres as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this New Bridge Work Letter and (ii) an officer of Tenant as the person authorized to sign any amendments to this New Bridge Work Letter or the Lease.  Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative.  Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2. Schedule.  The schedule for design and development of the New Bridge Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”).  Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the New Bridge Improvements.  As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord.  If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule.  Landlord shall have five (5) business days after receipt of any revised schedule to notify Tenant whether Landlord approves or objects to the revised schedule and of the manner, in any, in which the revised schedule is unacceptable.  Landlord’s failure to respond within the applicable time period set forth in this Section 1.2 shall be deemed approval by Landlord.  The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this New Bridge Work Letter.

1.3. Tenant’s Architects, Contractors and Consultants.  The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the New Bridge Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay.  Landlord may refuse to use any architects, consultants, design team, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony; provided, however, that Landlord shall not refuse to use any contractors or subcontractors solely because their union or non-union affiliations; provided, further, that Tenant shall be responsible for promptly installing (in no event later than five (5) business days after receiving a written request with respect thereto from Landlord) any “dual-gate” system that may need to be installed at the Project in order to separate union and non-union work forces.  Landlord shall have five (5) business days after receipt of any notice requesting Landlord’s approval of any architect, engineer, consultant, design team, general contractor or subcontractor to notify Tenant whether Landlord approves or objects to the proposed person or entity.  Landlord’s failure to respond within such time period shall be deemed approval by Landlord.  All Tenant contracts related to the New Bridge Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the New Bridge Improvements to Landlord at any time.

2. New Bridge Improvements.  All New Bridge Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the Base New Bridge Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional New Bridge Allowance) and in accordance with the Approved Plans (as defined below), the Lease and this New Bridge Work Letter.  If Tenant fails to pay, or is late in paying, any sum due to Landlord under this New Bridge Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent.  All material and equipment furnished by Tenant or its contractors as the New Bridge Improvements shall be new or “like new;” the New Bridge Improvements shall be performed in a first-class, workmanlike manner; and the quality of the New Bridge Improvements shall be of a nature and character not less than Landlord’s general standards for the Project.  Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any New Bridge Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.  The New Bridge Improvements shall not be considered Alterations.

2.1. Work Plans.  Tenant has prepared and Landlord has approved initial construction plans covering the New Bridge Improvements prepared in conformity with the applicable provisions of this New Bridge Work Letter (the “Approved Initial Construction Plans”).  The Approved Initial Construction Plans are attached as Schedule 1 to this New Bridge Work Letter.

2.2. Construction Plans.  Tenant shall prepare final plans and specifications for the New Bridge Improvements that (a) are consistent with and are logical evolutions of the Approved Initial Construction Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below).  As soon as such final plans and specifications (“Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Such Construction Plans shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord.  Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord.  If the Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction Plans.  Tenant shall then resubmit the revised Construction Plans to Landlord for approval, except the turn-around approval period afforded to Landlord with respect to any revisions shall be seven (7) business days.  If Landlord and Tenant cannot agree on the revised Construction Plans and Tenant’s correction of same after Landlord resubmits to Tenant further revisions to the revised Construction Plans, then the Neutral Architect, in accordance with Section 4.2(h) of the Lease (whose determination shall be final and binding upon the parties) shall decide whether to accept in their entirety either Tenant’s most recent version of the Construction Plans or Landlord’s further revisions to Tenant’s most recent version of the Construction Plans.  Promptly after the Construction Plans are approved by Landlord and Tenant (or by the Neutral Architect, if necessary), two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval.  The Construction Plans so approved, and all change orders specifically permitted by this New Bridge Work Letter, are referred to herein as the “Approved Plans.”

2.3. Changes to the New Bridge Improvements.  Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Section 2.3 and shall be subject to the written approval of the non-requesting party in accordance with this New Bridge Work Letter.

(a) Change Request.  Either Landlord or Tenant may request Changes after Landlord approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change.  If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the New Bridge Improvements as a result of such Change.  Change Requests shall be signed by the requesting party’s Authorized Representative.

(b) Approval of Changes.  All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request.  The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

2.4. Approvals.  It shall not be unreasonable for Landlord to withhold any consent or approval related to the New Bridge Improvements if, in Landlord’s reasonable determination, any such plans, Change or other request could reasonably be expected to adversely impact any of Landlord’s Building Systems and Structures.

2.5. Preparation of Estimates.  Tenant shall, before proceeding with any Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule.  Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant-initiated Change Request, approve or reject such Change Request in writing, or (b) in the case of a Landlord-initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Change Request.

2.6. Quality Control Program; Coordination.  Tenant shall provide Landlord with information regarding the following (together, the “QCP”):  (a) Tenant’s general contractor’s quality control program and (b) evidence of subsequent monitoring and action plans.  The QCP shall be subject to Landlord’s reasonable review and approval and shall specifically address the New Bridge Improvements.  Tenant shall use commercially reasonable efforts to ensure that the QCP is regularly implemented on a scheduled basis and shall provide Landlord with reasonable prior notice and access to attend all inspections and meetings between Tenant and its general contractor.  At the conclusion of the New Bridge Improvements, Tenant shall deliver the quality control log to Landlord, which shall include all records of quality control meetings and testing and of inspections held in the field, including inspections relating to concrete, steel roofing, piping pressure testing and system commissioning.

3. Completion of New Bridge Improvements.  Tenant, at its sole cost and expense (except for any obligation of Landlord to provide any Base New Bridge Allowance and, if properly requested by Tenant, the Additional New Bridge Allowance, in each case pursuant to the terms of the Lease), shall perform and complete the New Bridge Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this New Bridge Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers and the board of fire underwriters having jurisdiction over the Premises.  The New Bridge Improvements shall be deemed “Finally Complete” (or “Final Completion” shall be deemed to occur) at such time as Tenant shall furnish to Landlord (t) evidence reasonably satisfactory to Landlord that (i) all New Bridge Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws and a statutory notice of substantial completion from the general contractor), or in the event of a dispute between Tenant and its contractors, or any of its subcontractors, regarding payment, the amount in dispute has been fully bonded or otherwise discharged, (ii) any and all liens related to the New Bridge Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iii) no security interests relating to the New Bridge Improvements are outstanding, (u) all certifications and approvals with respect to the New Bridge Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises (including a certificate of occupancy for the New Bridge Premises for the Permitted Use), (v) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (w) an affidavit from Tenant’s architect certifying that all work performed in, on or about the New Bridge Premises is in substantial accordance with the Approved Plans, (x) complete “as built” drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the New Bridge Improvements as an overlay on the 420 Building and 440 Building “as built” plans (provided that Landlord provides the 420 Building and 440 Building “as-built” plans to Tenant) of all contract documents for work performed by their architect and engineers in relation to the New Bridge Improvements, (y) a commissioning report prepared by a licensed commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems (which report Landlord may hire (at Landlord’s sole cost and expense) a licensed commissioning agent to peer review, and whose reasonable recommendations Tenant’s commissioning agent shall perform and incorporate into a revised report) and (z) such other “close out” materials as Landlord reasonably requests prior to or simultaneously with the approval of the Approved Plans, or, with respect to any New Bridge Improvements that are the subject of a Change Order, the approval of such Change Order, consistent with Landlord’s own requirements for its contractors, such as copies of manufacturers’ warranties, operation and maintenance manuals and the like.  Disagreements regarding Final Completion shall be resolved by the Neutral Architect in accordance with Section 4.2(h) of the Lease.

4. [Intentionally omitted.]

5. Liability.  Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the New Bridge Improvements.  Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this New Bridge Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct.  Any deficiency in design or construction of the New Bridge Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

6. New Bridge Allowance.

6.1. Application of New Bridge Allowance.  Landlord shall contribute, in the following order, the Base New Bridge Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional New Bridge Allowance toward the costs and expenses incurred in connection with the performance of the New Bridge Improvements, in accordance with Article 4 of the First Amendment.  If the entire New Bridge Allowance is not applied toward or reserved for the costs of the New Bridge Improvements, then Tenant shall not be entitled to a credit of such unused portion of the New Bridge Allowance.  Tenant may use the Base New Bridge Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional New Bridge Allowance for the reimbursement to Tenant of construction and other costs in accordance with the terms and provisions of the Lease and this New Bridge Work Letter.

6.2. Approval of Budget for the New Bridge Improvements.  Notwithstanding anything to the contrary set forth elsewhere in this New Bridge Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the New Bridge Allowance until Landlord and Tenant shall have approved in writing the budget for the New Bridge Improvements (the “Approved Budget”).  In addition, Landlord shall not have any obligation to expend any portion of the New Bridge Allowance until Tenant has Substantially Completed the New Bridge Improvements.  Prior to (a) Landlord’s approval of the Approved Budget and (b) Tenant’s completion of the New Bridge Improvements in accordance with the Approved Plans, Tenant shall pay all of the costs and expenses incurred in connection with the New Bridge Improvements as they become due.  Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the New Bridge Improvements that exceed the amount of the New Bridge Allowance.  Landlord shall not unreasonably withhold, condition or delay its approval of any budget for New Bridge Improvements that is proposed by Tenant.  Landlord shall notify Tenant in writing within (10) business days after receipt of any budget (complete with all supporting documentation for each budget line item) for the New Bridge Improvements whether Landlord approves or objects to such budget and of the manner, if any, in which the budget is unacceptable.  Tenant shall then resubmit the revised budget to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed.  Landlord’s approval of or objection to any revised budget and Tenant’s correction of the same shall be in accordance with this Section (except that Landlord shall have five (5) business days after receipt of the revised budget to notify Tenant whether Landlord approves or objects to the revised budget and of the manner, if any, in which the revised budget is unacceptable) until Landlord has approved the budget in writing or been deemed to have approved it.  The iteration of the budget that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Budget.”  Landlord’s failure to respond within any applicable time period set forth in this Section 6.2 shall be deemed approval by Landlord.  Disagreements regarding the approval of the Approved Budget shall be resolved by the Neutral Architect in accordance with Section 4.2(h) of the Lease.

6.3. Fund Requests.  Upon submission by Tenant to Landlord of (a) (i) with respect to any request upon Substantial Completion, all items required by Section 4.1(b) of the First Amendment to show Substantial Completion of the New Bridge Improvements or (ii) with respect to any request upon Final Completion, all items required by Section 3 to show Final Completion of the New Bridge Improvements, (b) a statement (a “Fund Request”) setting forth the total amount of the New Bridge Allowance requested, (c) a summary of the New Bridge Improvements performed using one or more AIA standard form Application for Payment (G 702), each executed by the general contractor and by the architect, (d) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the New Bridge Allowance then being requested and (e) unconditional lien releases from the general contractor and each subcontractor and material supplier with respect to previous payments made by either Landlord or Tenant for the New Bridge Improvements each in a form reasonably acceptable to Landlord and complying with Applicable Laws (for purposes of clarity, Tenant shall provide such unconditional lien releases for the full amount requested by Tenant), then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to Tenant (for reimbursement of costs and expenses for the New Bridge Improvements in accordance with the Lease and this New Bridge Work Letter) the amount of the New Bridge Improvement costs set forth in such Fund Request; provided, however, that Landlord shall not be obligated to make any payments under this Section in excess of the New Bridge Allowance.

6.4. Accrual Information.  In addition to the other requirements of this Section 6, Tenant shall, no more often than once every calendar quarter during construction of the New Bridge Improvements, provide Landlord with a written summary of all work performed by Tenant or its agents, employees or contractors for which a Fund Request has not yet been issued to Landlord, including the following:  the amount that Tenant will seek from Landlord related to such work and the dates on which such work was performed.  Such information shall be provided to Landlord within ten (10) business days after Landlord’s request therefor.  Such information will be provided to Landlord for informational purposes only and will in no event limit the amounts for which Tenant can request reimbursement pursuant to the terms of the First Amendment and this Work Letter.

7. Miscellaneous.

7.1. Incorporation of Lease Provisions.  Without limiting the applicability of any other provision of the Lease that is not inconsistent with this New Bridge Work Letter, Articles 27, 37 and 38 and Sections 43.1, 43.3, 43.4, 43.5, 43.6, 43.7, 43.9, 43.10, 43.12, 43.13 and 43.15 of the Lease are incorporated into this New Bridge Work Letter by reference, and shall apply to this New Bridge Work Letter in the same way that they apply to the Lease.

7.2. General.  This New Bridge Work Letter shall apply to the New Bridge Improvements only and shall not apply to improvements performed in any premises (other than the New Bridge Premises) added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the New Bridge Premises.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this New Bridge Work Letter to be effective on the date first above written.

LANDLORD:
BMR-ARDSLEY PARK LLC,
a Delaware limited liability company

By:           /s/Kevin M. Simonsen
Name:      Kevin M. Simonsen
Title:        Sr. VP, Real Estate Legal

TENANT:
ACORDA THERAPEUTICS, INC.,
a Delaware corporation

By:           /s/Ron Cohen
Name:      Ron Cohen
Title:        President and CEO

SCHEDULE 1 TO NEW BRIDGE WORK LETTER

APPROVED INITIAL CONSTRUCTION PLANS

Acorda 420/440 Bridge – Index of Drawings – "100% For Bid Set"

By BAM ARCHITECTURE STUDIO Dated 04/21/2015

General

G-001.00 Cover Sheet

G-002.00 General Notes, Abbreviations, and Symbols

G-003.00 General Noes

G-004.00 General Notes

G-005.00 Building Code Summary

G-006.00 Life Safety Plan

Structural

S0-000 General Notes I and Sheet Index

S0-001 General Notes II

S1-001 Bridge Plans

S1-002 Bridge Elevations, Sections, and Details

S1- 003 Bridge Section and Details II

S1-004 Bridge Section and Details III

Architectural

DM-201.00 Demolition Plan

DM-401.00 Demolition Elevations

A-100.00 Architectural Site Plan

A-201.00 Floor Plan

A-202.00 Roof Plan

A-301.00 Reflected Ceiling Plan

A-400.00 Building Elevations

A-401.00 Building Sections

A-500.00 Architectural Construction Systems

A-510.00 Plan Details

A-511.00 Plan Details

A-550.00 Section Details

A-551.00 Section Details

A-552.00 Section Details

Fire Protection

SP-001.00 Fire Protection Symbols, General Notes, and Specifications

SP-002.00 Fire Protection Specifications and Details

SP-202.00 2nd Floor Sprinkler New Work Plan

Plumbing

P-001.00 Plumbing Symbols and Specifications

P-002.00 Plumbing Specifications, Schedules, and Details

P-201.00 1st Floor Plumbing New Work Plan

P-202.00 2nd Floor Plumbing New Work Plan

Mechanical

M-001.00 Mechanical Symbols and General Notes

M-002.00 Mechanical Specifications

M-003.00 Mechanical Specifications, Sequence of Operations, and System Commissioning

M-102.00 2nd Floor Mechanical Demolition Plan

M-201.00 1st Floor Mechanical New Work Plan

M-202.00 2nd Floor Mechanical Schedules

M-701.00 Mechanical Details

Electrical

E-001.00 Electrical Symbols, Abbreviations, and General Notes

E-002.00 Electrical Specifications

E-201.00 Electrical Bridge Lighting and Power Plan Details

E-401.00 Electrical Bridge Fire Alarm Plan and Riser

EXHIBIT G

FORM OF ADDITIONAL NEW BRIDGE ALLOWANCE ACCEPTANCE LETTER

[TENANT LETTERHEAD]

BMR-Ardsley Park LLC
17190 Bernardo Center Drive
San Diego, California  92128
Attn:  Vice President, Real Estate Legal

[Date]

Re:           Additional New Bridge Allowance

To Whom It May Concern:

This letter concerns that certain First Amendment to Lease dated as of [_______], 2015 (the “First Amendment”), between BMR-Ardsley Park LLC (“Landlord”) and Acorda Therapeutics, Inc. (“Tenant”).  Capitalized terms not otherwise defined herein shall have the meanings given them in the First Amendment.

Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the Additional New Bridge Allowance pursuant to Article 4 of the First Amendment.

If you have any questions, please do not hesitate to call [_______] at ([___]) [___]-[____].
Sincerely,

[Name]
[Title of Authorized Signatory]

cc:        Greg Lubushkin
Karen Sztraicher
John Bonanno
Kevin Simonsen

G-1

EXHIBIT M

CAM POOLS AND SERVICE ALLOCATION MATRIX

[See attached]

M-1

BMR-ARDSLEY PROJECT - CAM POOL AND SERVICES ALLOCATION MATRIX - FIRST AMENDMENT

The following CAM Pools allocate Operating Expenses Landlord incurs within: (a) the various Premises and (B) exterior Common Areas of the entire Project.

PREMISES	410 Building (Includes Existing Bridge)	420 Building (Includes New Bridge)	Connector Building	440 Building	Project Common Areas
Tenant's Reimbursement Share	100%	100%	100%	100%*	Tenant's Proportionate Share of Project
Of Landlord's Operating Expenses Marked with "X" Below incurred within	410 Building	420 Building	Connector Building	440 Building	Project Common Areas
ACCOUNT					
UTILITIES					
ELECTRICITY	LL	LL	LL	LL	LL
GAS	LL	LL	LL	LL	LL
HEATING OIL	LL	LL	LL	LL	LL
IRRIGATION WATER	LL	LL	LL	LL	LL
SEWER	LL	LL	LL	LL	LL
TELEPHONE	LL	LL	LL	LL	LL
TELEPHONE-FIRE ALARM	LL	LL	LL	LL	LL
WATER	LL	LL	LL	LL	LL
TOTAL UTILITIES					
BUILDING MAINTENANCE & REPAIRS					
ALARM SERVICE	T	T	T	T	LL
ALARM SUPPLIES	T	T	T	T	LL
BULBS	T	T	T	T	LL
GLASSWASH/AUTOCLAVE MAINTENANCE	T	T	N/A	T	N/A
GLASSWASH/AUTOCLAVE SUPPLIES	T	T	N/A	T	N/A
CARPET/FLOOR REPAIRS	T	T	T	T	LL
CHILLER REPAIRS	LL	LL	LL	LL	LL
CEILING REPAIRS	T	T	T	T	LL
DI WATER SYSTEM MAINTENANCE	T	T	N/A	T	LL
ELECTRICAL REPAIRS	LL	LL	LL	LL	LL
ELECTRICAL SUPPLIES	LL	LL	LL	LL	LL
ENVIRONMENTAL REPAIRS	LL	LL	LL	LL	LL
EXTERIOR REPAIRS	LL	LL	LL	LL	LL
FIRE EXTINGUISHER	T	T	T	T	LL
FITNESS EQUIPMENT MAINTENANCE	N/A	N/A	N/A	N/A	N/A
GENERAL REPAIRS	LL	LL	LL	LL	LL
GENERATOR	T	N/A	T	N/A	LL
GLASS REPLACEMENT	T	T	T	T	LL
KEY AND KEYCARD STOCK	T	T	T	T	LL
LIGHTING REPAIRS	T	T	T	T	LL
LOCKSMITH	T	T	T	T	LL
METAL MAINTENANCE	T	T	T	T	LL
PAINTING	T	T	T	T	LL
PEST CONTROL	T	T	T	T	LL
PLUMBING REPAIRS	LL	LL	LL	LL	LL
PLUMBING SUPPLIES	LL	LL	LL	LL	LL
ROOF REPAIRS	LL	LL	LL	LL	LL
SHOP TOOLS	LL	LL	LL	LL	LL
SIGN REPAIRS	T	T	T	T	LL
UNDERGROUND STORAGE TANK- MAINTENANC	LL	LL	LL	LL	LL
UNDERGROUND STORAGE TANK- DIESEL FUEL	LL	LL	LL	LL	LL
UNIFORMS	LL	LL	LL	LL	LL
UPS MAINTENANCE	T	T	T	T	LL
TOTAL BUILDING MAINTENANCE & REPAIRS					
Account Name					
JANITORIAL					
JANITORIAL-CONTRACTED SERVICES	T	T	T	T	LL
JANITORIAL-CONTRACTED SERVICES	T	T	T	T	LL
JANITORIAL-SUPPLIES	T	T	T	T	LL
DAYPORTER	T	T	T	T	LL
POWER WASHING	LL	LL	LL	LL	LL
WINDOW WASHING	LL	LL	LL	LL	LL
TOTAL JANITORIAL					
BASE BUILDING HVAC					
CONTRACTED SERVICES-HVAC	LL	LL	LL	LL	LL
CONTRACTED SERVICES-HVAC	LL	LL	LL	LL	LL
HVAC-REPAIRS	LL	LL	LL	LL	LL
HVAC-SUPPLIES	LL	LL	LL	LL	LL
HVAC-MAINTENANCE	LL	LL	LL	LL	LL
WATER TREATMENT	LL	LL	LL	LL	LL
TOTAL HVAC					
ELEVATORS					
ELEVATOR-CONTRACTED SERVICES	LL	LL	LL	LL	LL
ELEVATOR-CONTRACTED SERVICES	LL	LL	LL	LL	LL
ELEVATOR-PERMITS/FEES	LL	LL	LL	LL	LL
ELEVATOR-REPAIRS	LL	LL	LL	LL	LL
ELEVATOR-SUPPLIES	LL	LL	LL	LL	LL
ELEVATOR-TELELPHONE	LL	LL	LL	LL	LL
TOTAL ELEVATORS	LL	LL	LL	LL	LL
LANDSCAPE AND GROUNDS MAINTENANCE					
AUTO/TRUCK EXPENSE	N/A	N/A	N/A	N/A	LL
LANDSCAPE-CONTRACTED SERVICE	N/A	N/A	N/A	N/A	LL
LANDSCAPE- MATERIALS & SUPPLIES	N/A	N/A	N/A	N/A	LL
LANDSCAPE-INTERIOR	T	T	T	T	LL
LANDSCAPE-IRRIGATION REPAIRS	N/A	N/A	N/A	N/A	LL
LANDSCAPE-REPAIRS	N/A	N/A	N/A	N/A	LL
LANDSCAPE-PLANT REPLACEMENT	N/A	N/A	N/A	N/A	LL

Approved by
Acorda Legal

PREMISES	410 Building (Includes Existing Bridge)	420 Building (Includes New Bridge)	Connector Building	440 Building	Project Common Areas
Tenant's Reimbursement Share	100%	100%	100%	100%*	Tenant's Proportionate Share of Project
Of Landlord's Operating Expenses Marked with "X" Below incurred within	410 Building	420 Building	Connector Building	440 Building	Project Common Areas
ACCOUNT					
LANDSCAPE-TREE TRIMMING	N/A	N/A	N/A	N/A	LL
LANDSCAPE-PERMITS/FEES	N/A	N/A	N/A	N/A	LL
PARKING LOT MAINTENANCE	N/A	N/A	N/A	N/A	LL
PARKING LOT REPAIRS	N/A	N/A	N/A	N/A	LL
PARKING LOT SIGNS	N/A	N/A	N/A	N/A	LL
PARKING LOT SWEEPING CONTRACTED SERVI	N/A	N/A	N/A	N/A	LL
PARKING LOT-SEAL & STRIPE	N/A	N/A	N/A	N/A	LL
PARKING CONTRACT	N/A	N/A	N/A	N/A	LL
SHUTTLE	N/A	N/A	N/A	N/A	LL
SNOW REMOVAL	N/A	N/A	N/A	N/A	LL
TRASH REMOVAL	N/A	N/A	N/A	N/A	LL
TRASH COMPACTOR RENTAL	N/A	N/A	N/A	N/A	LL
VEHICLE REPAIRS & MAINTENANCE	N/A	N/A	N/A	N/A	LL
LOT & LANDSCAPE-OTHER	N/A	N/A	N/A	N/A	LL
TOTAL LANDSCAPE & GROUNDS MAINTENANCE					
SECURITY & LIFE SAFETY					
SECURITY-CONTRACTED SERVICE	T	T	T	T	LL
SECURITY EQUIPMENT-REPAIRS	T	T	T	T	LL
SECURITY-SUPPLIES	T	T	T	T	LL
SECURITY-INSPECTIONS	T	T	T	T	LL
FIRE & LIFE SAFETY-CONTRACTED SERVICE	LL	LL	LL	LL	LL
FIRE & LIFE SAFETY-REPAIRS	LL	LL	LL	LL	LL
FIRE ALARM	LL	LL	LL	LL	LL
TOTAL SECURITY & LIFE SAFETY					
PROPERTY ADMINISTRATIVE					
CELL PHONES AND PAGERS	N/A	N/A	N/A	N/A	LL
CONFERENCES/SEMINARS	N/A	N/A	N/A	N/A	LL
CONSULTANT FEES	N/A	N/A	N/A	N/A	LL
COPIER USAGE, MAINTENANCE & SUPPLIES	N/A	N/A	N/A	N/A	LL
DUES AND SUBSCRIPTIONS	N/A	N/A	N/A	N/A	LL
EQUIPMENT RENTAL	N/A	N/A	N/A	N/A	LL
FOOD & BEVERAGE	N/A	N/A	N/A	N/A	LL
INFO-CENTRE SERVICE FEES	N/A	N/A	N/A	N/A	LL
LAB RESEARCH INTERNATIONAL FEES	N/A	N/A	N/A	N/A	LL
LEGAL	N/A	N/A	N/A	N/A	LL
LICENSES AND PERMITS	N/A	N/A	N/A	N/A	LL
METER READING	N/A	N/A	N/A	N/A	LL
MILEAGE REIMBURSEMENT	N/A	N/A	N/A	N/A	LL
OFFICE GENERAL	N/A	N/A	N/A	N/A	LL
OFFICE RENT	N/A	N/A	N/A	N/A	LL
OFFICE SUPPLIES	N/A	N/A	N/A	N/A	LL
OVERNIGHT DELIVERY	N/A	N/A	N/A	N/A	LL
PRINTING & REPRODUCTION	N/A	N/A	N/A	N/A	LL
POSTAGE & DELIVERY	N/A	N/A	N/A	N/A	LL
PTOM FEES	N/A	N/A	N/A	N/A	LL
PTOM CONTRACTED SERVICES	N/A	N/A	N/A	N/A	LL
TELEPHONE	N/A	N/A	N/A	N/A	LL
TRAINING	N/A	N/A	N/A	N/A	LL
TOTAL PROPERTY ADMINISTRATIVE					
Account Name					
SALARIES AND RELATED					
ADMINISTRATIVE SALARIES	N/A	N/A	N/A	N/A	LL
ADMINISTRATIVE P/R TAXES AND RELATED	N/A	N/A	N/A	N/A	LL
ADMINISTRATIVE BENEFITS	N/A	N/A	N/A	N/A	LL
MAINTENANCE SALARIES	N/A	N/A	N/A	N/A	LL
MAINTENANCE P/R TAXES AND RELATED	N/A	N/A	N/A	N/A	LL
MAINTENANCE BENEFITS	N/A	N/A	N/A	N/A	LL
TEMPORARY HELP	N/A	N/A	N/A	N/A	LL
TOTAL SALARIES AND RELATED					
MANAGEMENT FEE	PER THE LEASE	PER THE LEASE	PER THE LEASE	PER THE LEASE	PER THE LEASE
MANAGEMENT FEE	PER THE LEASE	PER THE LEASE	PER THE LEASE	PER THE LEASE	PER THE LEASE
TOTAL MANAGEMENT FEE					
TAXES					
TAXES - REAL PROPERTY	LL	LL	LL	LL	LL
TAXES - REAL PROPERTY	LL	LL	LL	LL	LL
SUPPLEMENTAL TAXES	LL	LL	LL	LL	LL
SUPPLEMENTAL TAXES	LL	LL	LL	LL	LL
CONSULTING-PROPERTY TAXES	LL	LL	LL	LL	LL
CONSULTING-PROPERTY TAXES	LL	LL	LL	LL	LL
PERSONAL PROPERTY TAXES	LL	LL	LL	LL	LL
PERSONAL PROPERTY TAXES	LL	LL	LL	LL	LL
BPT TAX	LL	LL	LL	LL	LL
PROPERTY TAXES-OTHER	LL	LL	LL	LL	LL
PROPERTY TAXES-OTHER	LL	LL	LL	LL	LL
TOTAL PROPERTY TAXES					
INSURANCE					
AUTO INSURANCE	LL	LL	LL	LL	LL
AUTO INSURANCE	LL	LL	LL	LL	LL
BOILER & MACHINERY INSURANCE	LL	LL	LL	LL	LL
BOILER & MACHINERY INSURANCE	LL	LL	LL	LL	LL
DIC INSURANCE	LL	LL	LL	LL	LL

Approved by
Acorda Legal

PREMISES	410 Building (Includes Existing Bridge)	420 Building (includes New Bridge)	Connector Building	440 Building	Project Common Areas
Tenant's Reimbursement Share	100%	100%	100%	100%*	Tenant's Proportionate Share of Project
Of Landlord's Operating Expenses Marked with "X" Below incurred within	410 Building	420 Building	Connector Building	440 Building	Project Common Areas
ACCOUNT					
DIC INSURANCE	LL	LL	LL	LL	LL
LIABILITY INSURANCE	LL	LL	LL	LL	LL
LIABILITY INSURANCE	LL	LL	LL	LL	LL
PROPERTY INSURANCE	LL	LL	LL	LL	LL
PROPERTY INSURANCE	LL	LL	LL	LL	LL
ENVIRONMENTAL INSURANCE	LL	LL	LL	LL	LL
ENVIRONMENTAL INSURANCE	LL	LL	LL	LL	LL
TERRORISM INSURANCE	LL	LL	LL	LL	LL
TERRORISM INSURANCE	LL	LL	LL	LL	LL
TOTAL INSURANCE					

*Tenant shall be responsible for 100% of the 440 Building Operating Expenses as though they occupy 100% of the Building until such time as the following event occurs; upon the expiration of the Tenants expansion option and LL leases the vacancy to a new tenant other th.

Approved by
Acorda Legal